UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

AXS-ONE INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13591	13-2966911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Route 17 North, Rutherford, New Jersey 07070
(Address of principal executive offices, including zip code)

(201) 935-3400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 13, 2005, AXS-One Inc. (the "Company") entered into an Amended and Restated Loan and Security Agreement with Silicon Valley Bank (the "Loan Agreement"). Subject to certain borrowing base limitations and compliance with covenants, the Company may borrow and repay up to $4,000,000 on a revolving basis. The loan is secured by an all asset lien on the Company. Interest is payable monthly on the principal amount outstanding from time to time at a rate of interest equal to the prime rate plus 1.50% although the interest rate will increase to the prime rate plus 2.50% if the Company fails to meet certain of the financial covenants set forth in the Loan Agreement. The maturity date of the loan is August 9, 2006. As described in greater detail in the Loan Agreement, the loan is subject to acceleration upon breach of: (i) a covenant tested monthly regarding the ratio of unrestricted cash and net billed accounts receivable to current liabilities minus deferred revenue, (ii) a covenant tested quarterly regarding the Company's EBITDAS (earnings before interest expense (excluding interest income), taxes, depreciation, amortization and stock compensation expense in accordance with GAAP), and (iii) other customary non-financial covenants. The Loan Agreement included a waiver of the Company's June 30, 2005 financial covenant default under the prior loan agreement between the Company and Silicon Valley Bank.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

(a)	The information set forth in Item 1.01 hereof is incorporated by reference in this Item 2.03.

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)	William E. Vogel, a director of AXS-One Inc., passed away on September 13, 2005. Mr. Vogel had served as a member of the Audit Committee of the Board of Directors and as Chairman of the Nominating Committee of the Board of Directors.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibits are filed as part of this report:

10.1	Amended and Restated Loan and Security Agreement dated September 13, 2005 between the Registrant and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.
Date: September 19, 2005	By: /s/ Joseph Dwyer Joseph Dwyer Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Amended and Restated Loan and Security Agreement dated September 13, 2005 between the Registrant and Silicon Valley Bank